UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 3, 2012
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Daktronics, Inc.
(Exact name of registrant as specified in its charter)
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South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD  57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

This Current Report on Form 8-K (the "Report") contains both historical and forward-looking statements that involve risks, uncertainties and assumptions. The statements contained in this Report that are not purely historical are forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including statements regarding our expectations, beliefs, intentions and strategies for the future. These statements appear in a number of places in this Report and include all statements that are not historical statements of fact regarding our intent, belief or current expectations with respect to, among other things: (i) our financing plans; (ii) trends affecting our financial condition or results of operations; (iii) our growth strategy and operating strategy; (iv) the declaration and payment of dividends; (v) the timing and magnitude of future contracts; (vi) parts shortages and longer lead times; (vii) fluctuations in margins; and (viii) the introduction of new products and technology. The words “may,” “would,” “could,” “should,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plans” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond our ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors discussed herein, including those discussed in detail in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended April 28, 2012 in the section entitled “Item 1A. Risk Factors”

Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

(a)On July 2, 2012, Daktronics, Inc. (the “Company”) entered into a Third Amendment to Loan Agreement (the “Third Amendment”) and a related Reaffirmation of and First Amendment to Unlimited Guaranty Agreement (the “First Guaranty Amendment”) with Bank of America, N.A. (“BoA”), dated as of July 2, 2012. The Third Amendment amends the Company's Loan Agreement and Revolving Note dated as of December 23, 2010 with BoA (the “Original BoA Loan”) as amended by the First Amendment to Loan Agreement dated as of February 1, 2011 (the “First Amendment”) and the Second Amendment to Loan Agreement dated as of November 15, 2011 (the “Second Amendment”). (The Original BoA Loan as subsequently amended by the First Amendment, the Second Amendment and the Third Amendment, and the Unlimited Guaranty Agreement dated as of December 23, 2010 (the “Original Guaranty”) as amended by the First Guaranty Amendment, are collectively referred to as the “BoA Credit Facility”). The Third Amendment and the First Guaranty Amendment expand the definition of “Foreign Subsidiaries” to include additional non-U.S. subsidiaries of the Company and expand the types of products and services made available under the BoA Credit Facility to the Company's non-U.S. subsidiaries. Under the Third Amendment, the Company restates its representations and warranties to BoA, and under the First Guaranty Amendment, the Company reaffirms its obligations under the Original Guaranty. The Third Amendment and the First Guaranty Amendment were entered into in connection with supporting the Company's credit needs for its Europeans subsidiaries, which are intended to provide facilities for letters of credit, multicurrency borrowings, bank guarantees, international allocation credits, and other products and services from time to time requested by the Company and its non-U.S. subsidiaries on terms acceptable to BoA in its sole discretion. The BoA Credit Facility remains unsecured. As of June 30, 2012, there was approximately $0.5 million in advances and approximately $0.0 million in bank guarantees outstanding under the BoA Credit Facility.

The foregoing description of the Third Amendment and the First Guaranty Amendment is qualified in its entirety by reference to such documents, copies of which are filed as Exhibits 10.1 and 10.2 to this Report and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)    The following exhibit is furnished as part of this Current Report on Form 8-K:

10.1 Third Amendment to Loan Agreement dated as of July 2, 2012 by and between BoA and the Company.

10.2 Reaffirmation of and First Amendment to Unlimited Guaranty Agreement dated as of July 2, 2012 by and between BoA and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ William R. Retterath
William R. Retterath, Chief Financial Officer
Date: July 3, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Loan Agreement dated as of July 2, 2012 by and between Bank of America. N.A. and Daktronics, Inc.
10.2	Reaffirmation of and First Amendment to Unlimited Guaranty Agreement dated as of July 2, 2012 by and between Bank of America, N.A and Daktronics, Inc.